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                   RESTRICTED STOCK AGREEMENT

     THIS RESTRICTED STOCK AGREEMENT dated March 28, 1996, is between FIRST NATIONAL CORPORATION, a South Carolina corporation
(the "Corporation"), and C. JOHN HIPP, III, an individual residing in Orangeburg County, South Carolina ("EMPLOYEE").

     SECTION 1. PURPOSE. The purpose of this Restricted Stock Agreement is to recognize and reward Employee for his service as President and Chief Executive Officer of the Corporation rendered prior to the date of this Agreement; Employee has been instrumental and successful in developing, expanding and increasing the business and earnings of the Corporation.

     SECTION 2. GRANT OF RESTRICTED STOCK. As of the date hereof, the Corporation grants and issues to Employee 5,185 shares of common stock, $5.00 par value, of the Corporation (the "Shares"). The Shares shall be duly paid and nonassessable and shall be subject to the restrictions and limitations set forth herein.

     SECTION 3. RESTRICTIONS. Prior to the vesting of the Shares as set forth in SECTION 4 hereof:

          (a) the Shares shall not be transferable and shall not be sold, exchanged, transferred, pledged, hypothecated or otherwise disposed of; and

          (b) the stock certificate(s) evidencing the Shares shall contain the following legend:

          "The shares represented by this certificate are subject to the terms of a Restricted Stock Agreement dated as of March 28, 1996, a copy of which is available at the principal office of the corporation."

     Except as expressly stated herein, Employee shall have all rights as a stockholder with respect to the Shares, commencing as of the date of issuance thereof and continuing for so long as Employee remains the record owner of the Shares, including the rights to receive dividends in cash or other property and other distributions or rights in respect of the Shares and to vote the Shares as the record owner thereof.

     SECTION 4. VESTING. The restrictions described in Section 3 shall lapse and the Shares shall vest in Employee on the following dates:

          (a) on the third anniversary of the date of issuance of the Shares, to the extent of 1,296 Shares;

          (b) on the fifth anniversary of the date of issuance of the Shares, to the extent of 1,296 Shares;

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          (c)    on the seventh anniversary of the date of issuance
     of the Shares, to the extent of any and all unvested
     Shares as of such date; and

          (d)    at any time in the event of a Change in Control
     (as defined below) of the Corporation or in the event of Employee's death, to the extent of any and all unvested
     Shares as of such date.

     "CHANGE OF CONTROL" means and includes any one of the following events:

     (i) the acquisition ("ACQUISITION"), directly or indirectly, by any "person" ("ACQUIROR") (as such term "person" is defined for purposes of Section 13(d) and 14(d) of the Securities and Exchange Act of 1934 ("EXCHANGE ACT")), other than by (x) the Corporation,
            (y) a tax-qualified retirement plan under the Internal Revenue Code, or (z) any person who on the date hereof is a director of the Corporation or First National Bank, Orangeburg, South Carolina, a national banking association and wholly owned subsidiary of the Corporation (the "BANK"), or whose shares of stock in the Corporation are treated as "beneficially owned" (as such term is defined for purposes of Rule 13d-3 of the Exchange Act) by any such director, of the beneficial ownership (as such term is defined for purposes of Section 13(d)(1) of the Exchange Act) of shares of the Corporation which, when added to any other shares the beneficial ownership of which is held by the Acquiror, shall constitute twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding common stock, $5.00 par value; or

     (ii) the occurrence of any merger, consolidation or reorganization to which the Corporation is a party and pursuant to which the Corporation (or an entity controlled thereby) is not a surviving entity, or the sale of all or substantially all of the assets of the Corporation or the Bank; or

     (iii) the occurrence of a change in control of the Corporation or the Bank of the nature that would be required to be reported in response to Item 5(j) of
            Schedule 14A of Regulation 14A under the Exchange Act, or in response to the regulations of the Federal Reserve Board or the Comptroller of the Currency or any other federal regulatory agency having authority over the business operations of the Corporation or the Bank.
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     Upon the vesting of any Shares, Employee shall be entitled to receive replacement stock certificate(s) evidencing such vested Shares and such certificate(s) shall not contain the legend set forth in SECTION 3(b).

     SECTION 5. FORFEITURE. If, prior to a Change of Control of the Corporation occurring after the date of this Agreement or prior to the death of the Employee, the employment of Employee by the Corporation terminates for any reason (other than death of Employee), all of the Shares that are not vested under SECTION 4 as of the date of termination shall be forfeited to the Corporation, such event being referred to herein as a ("FORFEITURE EVENT").
Upon the occurrence of a Forfeiture Event, Employee shall return for cancellation all stock certificates representing unvested Shares, and irrespective of whether such stock certificates are so returned and cancelled, all unvested Shares shall automatically, without further action, be cancelled and shall no longer be issued and outstanding.

     SECTION 6.  TAXES.

          (a) If Employee properly elects, within 30 days of the date of this Agreement, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the date of issuance) of the Shares granted pursuant to this Agreement, Employee shall pay to the Corporation in the year of this Agreement, all federal, state and local taxes required to be withheld with respect to the grant of the Shares. If Employee fails to make such tax payments as required, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Employee all federal, state and local taxes of any kind required by law to be withheld with respect to the Shares.

          (b) If Employee does not make the election described in subparagraph (a) of this section, he shall, on the date as to which the restrictions described in SECTION 3 shall lapse as to any Shares, pay to the Corporation all federal, state and local taxes of any kind required by law to be withheld with respect to such vested Shares, and if Employee fails to make such payments as required, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Employee all federal, state and local taxes of any kind required by law to be withheld with respect to such vested Shares.




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     SECTION 7.  SECURITIES MATTERS.

          (a)    Employee warrants and represents to the
     Corporation that he is acquiring the Shares solely for his account for investment and not for the account of any other person and not for distribution, assignment or resale to others.

          (b) The Shares have not been registered under any federal or state securities law and have been issued under exemptions that depend, in part, on the intent of Employee not to sell or transfer such shares in any manner not permitted by such laws. Notwithstanding anything to the contrary contained herein, the Shares may not be sold or transferred except upon registration under all applicable federal and state securities laws or upon delivery to the Corporation of either (a) a no-action letter from the state and federal agencies having jurisdiction thereof, or (b) an opinion of counsel satisfactory to the Corporation that neither the sale nor the proposed transfer constitutes a violation of any federal or state securities law. The stock certificate(s) representing the Shares shall contain a legend to the effect of the SECTION 7(b).

     SECTION 8.  MISCELLANEOUS.

          (a) This Agreement shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of South Carolina, without giving effect to the principles of conflicts of laws thereof.

          (b) This Agreement expresses the entire agreement between the parties hereto and supersedes any prior or contemporaneous written or oral understanding or agreement regarding the subject matter hereof. This Agreement may not be modified, amended, supplemented or waived except by a writing signed by the parties hereto, and such writing must refer specifically to this Agreement.

          (c) This Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the heirs, successors and assigns of the parties hereto; provided however, that this provision shall not permit any assignment in contravention of the terms contained elsewhere herein.

          (d) Nothing in this Agreement shall confer on Employee any right to continue in the employ of the Corporation or any of its affiliates.


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     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first above written.

                                   FIRST NATIONAL CORPORATION,
                                   a South Carolina corporation



                                   By: L. D. Westbury
                                       ------------------



                                   EMPLOYEE



                                   C. John Hipp, III
                                   ----------------------
                                   C. John Hipp, III